Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Fourth Quarter, Full Year 2017 Financial Results, and 2018 Guidance
FOURTH QUARTER 2017 HIGHLIGHTS

•	Revenues increased 4.4% to $185.9 million in Q4 2017 compared to $178.1 million in Q4 2016.

•
Net loss from continuing operations, which includes a non-cash pre-tax goodwill impairment charge of $45.0 million related to the company's Business Advisory segment, was $29.3 million in Q4 2017 compared to net income from continuing operations of $4.2 million in Q4 2016.

•	Adjusted EBITDA(6), a non-GAAP measure, was $31.5 million in Q4 2017 compared to $23.9 million in Q4 2016.

•	Diluted loss per share from continuing operations was $1.36 in Q4 2017 compared to diluted earnings per share from continuing operations of $0.19 in Q4 2016.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.68 in Q4 2017 compared to $0.58 in Q4 2016.
FULL YEAR 2017 HIGHLIGHTS AND 2018 GUIDANCE

•	Revenues for full year 2017 increased 0.9% to $732.6 million compared to $726.3 million for full year 2016.

•
Net loss from continuing operations for full year 2017, which includes non-cash pretax goodwill impairment charges of $253.1 million related to the company's Healthcare and Business Advisory segments, was $170.5 million, compared to net income from continuing operations of $39.5 million for full year 2016.

•	Adjusted EBITDA(6) for full year 2017 was $104.6 million compared to $129.7 million for full year 2016.

•	Diluted loss per share from continuing operations was $7.95 for full year 2017 compared to diluted earnings per share from continuing operations of $1.84 for full year 2016.

•	Adjusted diluted earnings per share from continuing operations(6) was $2.15 for full year 2017 compared to $3.21 for full year 2016.

•	Huron provides full year 2018 earnings guidance, including revenue expectations in a range of $720.0 million to $760.0 million.
CHICAGO - Feb. 27, 2018 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter and full year ended Dec. 31, 2017.
"Our fourth quarter results were slightly below our expectations, with mixed results across segments. We have made significant progress in the operational turnaround of our Healthcare business, growing segment revenues 20% sequentially in the fourth quarter," said James H. Roth, chief executive officer and president of Huron. "The

Education segment performed well throughout the year and finished the fourth quarter consistent with our expectations. The Business Advisory segment had a softer fourth quarter, but we believe they are positioned for growth in 2018.”

“While we are encouraged by the strengthening in demand in the healthcare market in the fourth quarter, we remain cautious about predicting our performance in 2018. Nevertheless, I am confident in our strategic direction and believe we have repositioned our company to return to sustainable organic growth in the years ahead,” added Roth.
FOURTH QUARTER 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues increased 4.4% to $185.9 million for the fourth quarter of 2017 compared to $178.1 million for the fourth quarter of 2016. Fourth quarter 2017 revenues included $9.8 million from Huron's 2017 acquisitions of Innosight Holdings, LLC (Innosight) and Pope Woodhead and Associates Limited (Pope Woodhead). Fourth quarter 2017 revenues also included revenues from Huron's 2017 acquisition of the international assets of ADI Strategies, which has since been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $29.3 million for the fourth quarter of 2017 compared to net income from continuing operations of $4.2 million for the same period last year. Fourth quarter 2017 results reflect a non-cash pretax charge of $45.0 million to reduce the carrying value of goodwill in the company's Business Advisory segment. The impairment charge is non-cash in nature and does not affect the company's liquidity or debt covenants. Diluted loss per share from continuing operations was $1.36 for the fourth quarter of 2017, compared to diluted earnings per share from continuing operations of $0.19 for the fourth quarter of 2016.
Fourth quarter 2017 loss before interest, taxes, depreciation and amortization ("EBITDA")(6) was $14.6 million, compared to earnings before interest, taxes, depreciation and amortization of $20.7 million in the same period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2017	2016
Amortization of intangible assets	$8,595	$8,739
Restructuring charges	$951	$5,463
Other losses (gains), net	$1,333	$(2,484)
Goodwill impairment charges	$43,493	$—
Non-cash interest on convertible notes	$1,998	$1,906
Other non-operating expense	$235	$—
Foreign currency transaction losses	$15	$259
Tax effect	$(21,195)	$(5,354)
Tax expense related to the enactment of Tax Cuts and Jobs Act of 2017	$8,762	$—
Tax benefit related to "check-the-box" election	$20	$—
The company has excluded the impact of the Tax Cuts and Jobs Act of 2017, which was enacted in the fourth quarter of 2017, to permit comparability with prior periods.
Adjusted EBITDA(6) was $31.5 million, or 16.9% of revenues, in the fourth quarter of 2017, compared to $23.9 million, or 13.4% of revenues, in the same quarter last year. Adjusted net income from continuing operations(6) was $14.9 million, or $0.68 per diluted share, for the fourth quarter of 2017, compared to $12.5 million, or $0.58 per diluted share, for the same period in 2016.
The average number of full-time billable consultants(2) increased 7.1% to 2,140 in the fourth quarter of 2017 compared to 1,998 in the same quarter last year. Full-time billable consultant utilization rate(3) was 74.2% during the fourth quarter of 2017 compared to 72.2% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $205 for the fourth quarter of 2017 compared to $209 for the fourth quarter of 2016.

The average number of full-time equivalent professionals(5) was 256 in the fourth quarter of 2017 compared to 277 for the same period in 2016.
FULL YEAR 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues increased 0.9% to $732.6 million for full year 2017 compared to $726.3 million for full year 2016. 2017 revenues included $43.9 million from Huron's 2017 acquisitions of Innosight and Pope Woodhead, and $13.9 million of incremental revenues due to the full period impact of the acquisitions of MyRounding Solutions, LLC, and HSM Consulting, which were completed in Feb. 2016 and Aug. 2016, respectively. Revenues for full year 2017 also included a full period impact of Huron's acquisition of the U.S. assets of ADI Strategies and revenues from the acquisition of the international assets of ADI Strategies. These acquisitions were completed in May 2016 and Apr. 2017, respectively, and have been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $170.5 million for full year 2017 compared to net income from continuing operations of $39.5 million for full year 2016. Results for full year 2017 reflect non-cash pretax goodwill impairment charges of $253.1 million related to the company's Healthcare and Business Advisory segments. The impairment charges are non-cash in nature and do not affect the company's liquidity or debt covenants. Diluted loss per share from continuing operations was $7.95 for the full year 2017, compared to diluted earnings per share from continuing operations of $1.84 for full year 2016.
Loss before interest, taxes, depreciation, and amortization(6) for the full year 2017 was $154.7 million, compared to EBITDA of $122.1 million for full year 2016.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2017	2016
Amortization of intangible assets	$35,027	$33,108
Restructuring charges	$6,246	$9,592
Other losses (gains), net	$1,111	$(1,990)
Goodwill impairment charges	$253,093	$—
Non-cash interest on convertible notes	$7,851	$7,488
Other non-operating expense (income)	$(696)	$—
Foreign currency transaction gains, net	$(434)	$(11)
Tax effect	$(91,557)	$(18,942)
Tax expense related to the enactment of Tax Cuts and Jobs Act of 2017	$8,762	$—
Tax benefit related to "check-the-box" election	$(2,728)	$—
The company has excluded the effect of a $2.7 million tax benefit, recorded in the third quarter of 2017, from recognizing a previously unrecognized tax benefit from a "check-the-box" election made in 2014 to treat one of the company's wholly-owned foreign subsidiaries as a disregarded entity for U.S. federal income tax purposes.
The company has also excluded the impact of the Tax Cuts and Jobs Act of 2017, which was enacted in the fourth quarter of 2017, to permit comparability with prior periods.
Adjusted EBITDA(6) was $104.6 million, or 14.3% of revenues, for the full year of 2017, compared to $129.7 million, or 17.9% of revenues, for the full year 2016. Adjusted net income from continuing operations(6) was $46.6 million, or $2.15 per diluted share, for the full year 2017, compared to $68.7 million, or $3.21 per diluted share, for the full year 2016.
The average number of full-time billable consultants(2) increased 6.5% to 2,045 for the full year 2017 compared to 1,921 in the same period last year. Full-time billable consultant utilization rate(3) was 74.5% for the full year 2017 compared to 74.6% during the same period last year. Average billing rate per hour for full-time billable consultants(4)

was $203 for the full year 2017 compared to $212 for the full year 2016. The average number of full-time equivalent professionals(5) was 268 for full year 2017 compared to 261 for the full year 2016.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2017 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (49%); Education (23%); and Business Advisory (28%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended Dec. 31, 2017.
OUTLOOK FOR 2018(8)
Based on currently available information, the company provided guidance for full year 2018 of revenues before reimbursable expenses in a range of $720.0 million to $760.0 million. The company anticipates net income in a range of $23.0 million to $29.5 million, and both EBITDA and adjusted EBITDA in a range of $86.5 million to $98.5 million. GAAP diluted earnings per share is expected in a range of $1.05 to $1.35, and non-GAAP adjusted diluted earnings per share is expected in a range of $2.10 to $2.40.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FOURTH QUARTER 2017 WEBCAST
The company will host a webcast to discuss its financial results today, Feb. 27, 2018, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
ABOUT HURON
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.

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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's forthcoming Annual Report on Form 10-K for the year ended December 31, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues and reimbursable expenses:
Revenues	$185,927	$178,124	$732,570	$726,272
Reimbursable expenses	19,313	17,076	75,175	71,712
Total revenues and reimbursable expenses	205,240	195,200	807,745	797,984
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	111,621	114,246	454,806	437,556
Amortization of intangible assets and software development costs	2,544	3,862	10,932	15,140
Reimbursable expenses	19,535	17,002	75,436	71,749
Total direct costs and reimbursable expenses	133,700	135,110	541,174	524,445
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	43,227	40,267	175,364	160,204
Restructuring charges	951	5,463	6,246	9,592
Other losses (gains), net	1,333	(2,484)	1,111	(1,990)
Depreciation and amortization	9,664	8,435	38,213	31,499
Goodwill impairment charges	43,493	—	253,093	—
Total operating expenses and other losses (gains), net	98,668	51,681	474,027	199,305
Operating income (loss)	(27,128)	8,409	(207,456)	74,234
Other income (expense), net:
Interest expense, net of interest income	(4,802)	(4,004)	(18,613)	(16,274)
Other income, net	361	(39)	3,565	1,197
Total other expense, net	(4,441)	(4,043)	(15,048)	(15,077)
Income (loss) from continuing operations before taxes	(31,569)	4,366	(222,504)	59,157
Income tax expense (benefit)	(2,259)	179	(51,999)	19,677
Net income (loss) from continuing operations	(29,310)	4,187	(170,505)	39,480
Income (loss) from discontinued operations, net of tax	(302)	(33)	388	(1,863)
Net income (loss)	$(29,612)	$4,154	$(170,117)	$37,617
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$(1.36)	$0.20	$(7.95)	$1.87
Income (loss) from discontinued operations, net of tax	(0.02)	—	0.02	(0.09)
Net income (loss)	$(1.38)	$0.20	$(7.93)	$1.78
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$(1.36)	$0.19	$(7.95)	$1.84
Income (loss) from discontinued operations, net of tax	(0.02)	—	0.02	(0.08)
Net income (loss)	$(1.38)	$0.19	$(7.93)	$1.76
Weighted average shares used in calculating earnings per share:
Basic	21,515	21,083	21,439	21,084
Diluted	21,515	21,473	21,439	21,424
Comprehensive income (loss):
Net income (loss)	$(29,612)	$4,154	$(170,117)	$37,617
Foreign currency translation adjustments, net of tax	(233)	12	1,602	64
Unrealized (gain) loss on investment, net of tax	6,393	1,066	4,724	(97)
Unrealized gain on cash flow hedging instruments, net of tax	433	90	429	63
Other comprehensive income	6,593	1,168	6,755	30
Comprehensive income (loss)	$(23,019)	$5,322	$(163,362)	$37,647

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$16,909	$17,027
Receivables from clients, net	101,778	94,246
Unbilled services, net	57,618	51,290
Income tax receivable	4,039	4,211
Prepaid expenses and other current assets	10,951	13,308
Total current assets	191,295	180,082
Property and equipment, net	45,541	32,434
Deferred income taxes, net	16,752	—
Long-term investment	39,904	34,675
Other non-current assets	25,375	24,814
Intangible assets, net	72,311	81,348
Goodwill	645,750	799,862
Total assets	$1,036,928	$1,153,215
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,194	$7,273
Accrued expenses and other current liabilities	20,144	19,788
Accrued payroll and related benefits	73,698	82,669
Accrued contingent consideration for business acquisitions	8,515	1,985
Deferred revenues	27,916	24,053
Total current liabilities	139,467	135,768
Non-current liabilities:
Deferred compensation and other liabilities	20,895	24,171
Accrued contingent consideration for business acquisitions, net of current portion	14,313	6,842
Long-term debt, net of current portion	342,507	292,065
Deferred lease incentives	15,333	10,703
Deferred income taxes, net	1,097	35,633
Total non-current liabilities	394,145	369,414
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,560,468 and 24,126,118 shares issued at December 31, 2017 and December 31, 2016, respectively	241	235
Treasury stock, at cost, 2,443,577 and 2,408,343 shares at December 31, 2017 and December 31, 2016, respectively	(121,994)	(113,195)
Additional paid-in capital	434,256	405,895
Retained earnings	180,443	351,483
Accumulated other comprehensive income	10,370	3,615
Total stockholders’ equity	503,316	648,033
Total liabilities and stockholders’ equity	$1,036,928	$1,153,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(170,117)	$37,617
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,089	46,816
Share-based compensation	14,838	16,577
Amortization of debt discount and issuance costs	10,203	9,609
Goodwill impairment charge	253,093	—
Allowances for doubtful accounts and unbilled services	3,217	4,250
Deferred income taxes	(53,753)	1,189
Gain on sale of business	(931)	—
Change in fair value of contingent consideration liabilities	1,111	(1,990)
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	1,650	1,440
(Increase) decrease in unbilled services	(4,332)	2,443
(Increase) decrease in current income tax receivable / payable, net	210	(4,410)
(Increase) decrease in other assets	(366)	11,904
Increase (decrease) in accounts payable and accrued liabilities	3,732	(3,144)
Increase (decrease) in accrued payroll and related benefits	(10,966)	3,044
Increase (decrease) in deferred revenues	2,117	3,898
Net cash provided by operating activities	99,795	129,243
Cash flows from investing activities:
Purchases of property and equipment, net	(24,402)	(13,936)
Investment in life insurance policies	(1,826)	(2,035)
Distributions from life insurance policies	2,889	—
Purchases of businesses, net of cash acquired	(106,915)	(69,133)
Capitalization of internally developed software costs	(1,370)	(1,086)
Proceeds from note receivable	1,177	—
Proceeds from sale of business	1,499	(446)
Net cash used in investing activities	(128,948)	(86,636)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	123
Shares redeemed for employee tax withholdings	(4,846)	(4,953)
Share repurchases	—	(55,265)
Proceeds from borrowings under credit facility	277,500	200,000
Repayments of debt	(240,745)	(224,000)
Payments for debt issuance costs	(408)	—
Payment of contingent consideration liabilities	(2,680)	—
Net cash provided by (used in) financing activities	28,821	(84,095)
Effect of exchange rate changes on cash	214	78
Net decrease in cash and cash equivalents	(118)	(41,410)
Cash and cash equivalents at beginning of the period	17,027	58,437
Cash and cash equivalents at end of the period	$16,909	$17,027

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$95,648	$101,381	(5.7)%
Operating income	$35,181	$28,674	22.7%
Segment operating income as a percentage of segment revenues	36.8%	28.3%
Education:
Revenues	$40,279	$38,001	6.0%
Operating income	$8,546	$6,836	25.0%
Segment operating income as a percentage of segment revenues	21.2%	18.0%
Business Advisory:
Revenues	$50,000	$38,742	29.1%
Operating income	$11,710	$6,107	91.7%
Segment operating income as a percentage of segment revenues	23.4%	15.8%
Total Company:
Revenues	$185,927	$178,124	4.4%
Reimbursable expenses	19,313	17,076	13.1%
Total revenues and reimbursable expenses	$205,240	$195,200	5.1%
Statements of Operations reconciliation:
Segment operating income	$55,437	$41,617	33.2%
Items not allocated at the segment level:
Other operating expenses	28,075	27,257	3.0%
Other losses (gains), net	1,333	(2,484)	(153.7)%
Depreciation and amortization	9,664	8,435	14.6%
Goodwill impairment charge (1)	43,493	—	N/M
Total operating income (loss)	(27,128)	8,409	N/M
Other expense, net	4,441	4,043	9.8%
Income (loss) from continuing operations before taxes	$(31,569)	$4,366	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	778	888	(12.4)%
Education	549	468	17.3%
Business Advisory	809	547	47.9%
Total	2,136	1,903	12.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	769	976
Education	543	470
Business Advisory	828	552
Total	2,140	1,998

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	84.5%	72.4%
Education	70.6%	68.7%
Business Advisory	67.2%	74.9%
Total	74.2%	72.2%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$222	$215
Education	$207	$225
Business Advisory	$185	$188
Total	$205	$209
Revenue per full-time billable consultant (in thousands):
Healthcare	$84	$69
Education	$65	$69
Business Advisory	$58	$65
Total	$69	$68
Average number of full-time equivalents (for the period) (5):
Healthcare	207	212
Education	32	41
Business Advisory	17	24
Total	256	277
Revenue per full-time equivalent (in thousands):
Healthcare	$149	$158
Education	$146	$137
Business Advisory	$125	$116
Total	$147	$151

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$356,909	$424,912	(16.0)%
Operating income	$118,761	$147,903	(19.7)%
Segment operating income as a percentage of segment revenues	33.3%	34.8%
Education:
Revenues	$167,908	$149,817	12.1%
Operating income	$40,318	$38,310	5.2%
Segment operating income as a percentage of segment revenues	24.0%	25.6%
Business Advisory:
Revenues	$207,753	$151,543	37.1%
Operating income	$46,600	$29,382	58.6%
Segment operating income as a percentage of segment revenues	22.4%	19.4%
Total Company:
Revenues	$732,570	$726,272	0.9%
Reimbursable expenses	75,175	71,712	4.8%
Total revenues and reimbursable expenses	$807,745	$797,984	1.2%
Statements of Operations reconciliation:
Segment operating income	$205,679	$215,595	(4.6)%
Items not allocated at the segment level:
Other operating expenses	120,718	111,852	7.9%
Other losses (gains), net	1,111	(1,990)	N/M
Depreciation and amortization expense	38,213	31,499	21.3%
Goodwill impairment charge (1)	253,093	—	N/M
Total operating income (loss)	(207,456)	74,234	N/M
Other expense, net	15,048	15,077	(0.2)%
Income (loss) from continuing operations before taxes	$(222,504)	$59,157	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	778	888	(12.4)%
Education	549	468	17.3%
Business Advisory	809	547	47.9%
Total	2,136	1,903	12.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	796	998
Education	509	437
Business Advisory	740	486
Total	2,045	1,921

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	78.4%	77.1%
Education	72.8%	70.6%
Business Advisory	71.7%	73.1%
Total	74.5%	74.6%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$206	$210
Education	$213	$219
Business Advisory	$193	$208
Total	$203	$212
Revenue per full-time billable consultant (in thousands):
Healthcare	$295	$300
Education	$291	$293
Business Advisory	$268	$293
Total	$284	$297
Average number of full-time equivalents (for the period) (5):
Healthcare	213	203
Education	35	38
Business Advisory	20	20
Total	268	261
Revenue per full-time equivalent (in thousands):
Healthcare	$576	$614
Education	$564	$572
Business Advisory	$464	$453
Total	$566	$596

(1)
The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours all full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Consists of cultural transformation consultants within the Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues	$185,927	$178,124	$732,570	$726,272
Net income (loss) from continuing operations	$(29,310)	$4,187	$(170,505)	$39,480
Add back:
Income tax expense (benefit)	(2,259)	179	(51,999)	19,677
Interest expense, net of interest income	4,802	4,004	18,613	16,274
Depreciation and amortization	12,208	12,297	49,145	46,639
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (6)	(14,559)	20,667	(154,746)	122,070
Add back:
Restructuring charges	951	5,463	6,246	9,592
Other losses (gains), net	1,333	(2,484)	1,111	(1,990)
Goodwill impairment charges	43,493	—	253,093	—
Other non-operating expense (income)	235	—	(696)	—
Foreign currency transaction losses (gains), net	15	259	(434)	(11)
Adjusted EBITDA (6)	$31,468	$23,905	$104,574	$129,661
Adjusted EBITDA as a percentage of revenues (6)	16.9%	13.4%	14.3%	17.9%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$(29,310)	$4,187	$(170,505)	$39,480
Weighted average shares – diluted	21,515	21,473	21,439	21,424
Diluted earnings (loss) per share from continuing operations	$(1.36)	$0.19	$(7.95)	$1.84
Add back:
Amortization of intangible assets	8,595	8,739	35,027	33,108
Restructuring charges	951	5,463	6,246	9,592
Other losses (gains), net	1,333	(2,484)	1,111	(1,990)
Goodwill impairment charges	43,493	—	253,093	—
Non-cash interest on convertible notes	1,998	1,906	7,851	7,488
Other non-operating expense (income)	235	—	(696)	—
Tax effect	(21,195)	(5,354)	(91,557)	(18,942)
Tax expense related to the enactment of Tax Cuts and Jobs Act of 2017	8,762	—	8,762	—
Tax benefit related to "check-the-box" election	20	—	(2,728)	—
Total adjustments, net of tax	44,192	8,270	217,109	29,256
Adjusted net income from continuing operations (6)	$14,882	$12,457	$46,604	$68,736
Adjusted weighted average shares - diluted (7)	21,738	21,473	21,627	21,424
Adjusted diluted earnings per share from continuing operations (6)	$0.68	$0.58	$2.15	$3.21

(6)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)
As the company reported a net loss for the three and twelve months ended December 31, 2017, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for those periods. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2018 OUTLOOK
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected revenues - GAAP	$720.0	$760.0
Projected net income - GAAP	$23.0	$29.5
Add back:
Income tax expense	9.0	13.5
Interest expense, net of interest income	18.5	19.0
Depreciation and amortization	36.0	36.5
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	86.5	98.5
Projected adjusted EBITDA (8)	$86.5	$98.5
Projected adjusted EBITDA as a percentage of projected revenues (8)	12.0%	13.0%
RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME (8)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected net income - GAAP	$23.0	$29.5
Projected diluted earnings per share - GAAP	$1.05	$1.35
Add back:
Amortization of intangible assets	24.0	24.0
Non-cash interest on convertible notes	8.0	8.0
Tax effect	(8.0)	(8.0)
Total adjustments, net of tax	24.0	24.0
Projected adjusted net income (8)	$47.0	$53.5
Projected adjusted diluted earnings per share (8)	$2.10	$2.40

(8)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net loss and projected diluted loss per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.